Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-83782, No. 333-37782 and No. 333-112352 ) of Senetek PLC and its subsidiaries of our report dated April 17, 2006, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/    MACIAS GINI & COMPANY LLP

Sacramento, California

April 20, 2006